Exhibit 3.8

AMENDED AND RESTATED BY-LAWS

OF

EMPIRE RESORTS, INC.

(as most recently amended on February 25, 2008)

ARTICLE I

STOCKHOLDERS

 SECTION 1.1.            ANNUAL MEETINGS.  An annual meeting of stockholders to elect directors and transact such other business as may properly be presented to the meeting shall be held at such place as the Board of Directors may from time to time fix, if that day shall be a legal holiday in the jurisdiction in which the meeting is to be held, then on the next day not a legal holiday or as soon thereafter as may be practical, determined by the Board of Directors.

 SECTION 1.2.            SPECIAL MEETINGS.  A special meeting of stockholders may be called at any time by the Board of Directors or the Chairman and shall be called by any of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting and as shall be stated in the notice of such meeting.

 SECTION 1.3.            NOTICE OF MEETING.  For each meeting of stockholders written notice shall be given stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided by Delaware law, the written notice of any meeting shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

 SECTION 1.4.            QUORUM.  Except as otherwise required by Delaware law or the Certificate of Incorporation, the holders of record of a majority of the shares of stock entitled to be voted present in person or represented by proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is obtained. At any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

 SECTION 1.5.            CHAIRMAN AND SECRETARY AT MEETING.  At each meeting of stockholders the Chairman, or in his absence the person designated in writing by the Chairman, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote.  The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

 SECTION 1.6.            VOTING; PROXIES.  Except as otherwise provided by Delaware law or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

(a)           Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

(b)           Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c)           Directors shall be elected by a plurality vote.

(d)           Each matter, other than election of directors, properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

(e)           Election of directors and the vote on any other matter presented to a meeting shall be by written ballot only if so ordered by the chairman of the meeting or if so requested by any stockholder present or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

 SECTION 1.7.            ADJOURNED MEETINGS.  A meeting of stockholders may be adjourned to another time or place as provided in Section 1.4.  Unless the Board of Directors fixes a new record date, stockholders of record for an adjourned meeting shall be as originally determined for the meeting from which the adjournment was taken.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote.  At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

 SECTION 1.8.            CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.  Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Notice of the taking of such action shall be given promptly to each stockholder that would have been entitled to vote thereon at a meeting of stockholders and that did not consent thereto in writing.

 SECTION 1.9.            LIST OF STOCKHOLDERS ENTITLED TO VOTE.  At least 10 days before every meeting of stockholders a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared and shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

 SECTION 1.10.            FIXING OF RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

 SECTION 1.11.            ADVANCE NOTICE OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.  Stockholders of record may nominate one or more persons for election as directors at the annual meeting of stockholders or propose business to be brought before the annual meeting of stockholders, or both, only if (i) such business is a proper matter for stockholder action under Delaware law and (ii) the stockholder has given timely notice in proper written form of such stockholder’s intent to make such nomination or nominations or to propose such business.

To be timely, a stockholder’s notice relating to the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. With respect to the annual meeting of stockholders to be held in 2008, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the date on which notice of this amendment to the by-laws was made public.

To be in proper form a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed, (ii) a representation that the stockholder is a holder of record of stock of the Corporation, that the stockholder intends to vote such stock at such meeting and, in the case of nomination of a director or directors, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) in the case of nomination of a director or directors, a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors of the Corporation, (v) the class and number of shares of the Corporation which are owned of record and beneficially owned by the stockholder and (vi) in the case of nomination of a director or directors, the written consent of each nominee to serve as a director of the Corporation if so elected.

The Chairman or presiding officer of an annual meeting of stockholders may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.  The business to be conducted at a special meeting of stockholders shall be limited to the business set forth in the notice of meeting sent by the Corporation.

Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.11.  Nothing in this Section 1.11 shall affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in the Corporation’s proxy statement.

For purposes of this Section 1.11, “public announcement” and “was made public” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

ARTICLE II

DIRECTORS

 SECTION 2.1.            NUMBER.  The number of directors that shall constitute the whole Board of Directors shall initially be nine, which number may be changed from time to time as determined by action of the Board of Directors taken by the affirmative vote of a majority of the whole Board of Directors.

 SECTION 2.2.            ELECTION AND TERM OF DIRECTOR.  The directors of this Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 2004 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified, the initial term of office of the second class of directors to expire at the 2005 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified and the initial term of office of the third class of directors to expire at the 2006 annual meeting of stockholders of the Corporation and until their respective successors are elected and qualified. Commencing with the 2004 annual meeting of stockholders of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election and until their respective successors are elected and qualified.

 SECTION 2.3.            NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

(a)             If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.  If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

(b)           Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, and a director so chosen shall hold office, subject to Sections 2.4 and 2.5, for the unexpired portion of the term of the class in which such director was chosen to serve and until his successor is elected and qualified.

 SECTION 2.4.            RESIGNATION.  Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.  When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

 SECTION 2.5.            REMOVAL.  Unless these By-Laws or the Certificate of Incorporation otherwise provides, where the Board of Directors is classified as provided in Section 141(d) the Delaware General Corporation Law, any director or the entire Board of Directors may be removed by stockholders only for cause, and the affirmative vote of eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or the affirmative vote of at least a majority of the Whole Board, shall be required to effect such removal.

 SECTION 2.6.            REGULAR AND ANNUAL MEETINGS; NOTICE.  Regular meetings of the Board of Directors shall be held at such time and at such place, within or without the State of Delaware, as the Board of Directors may from time to time prescribe.  No notice need be given of any regular meeting, and a notice, if given, need not specify the purposes thereof.  A meeting of the Board of Directors may be held without notice immediately after an annual meeting of stockholders at the same place as that at which such meeting was held.

 SECTION 2.7.            SPECIAL MEETINGS: NOTICE.  A special meeting of the Board of Directors may be called at any time by the Board of Directors, its Chairman, the Executive Committee, the President or any person acting in the place of the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so specifying the matter or matters, appropriate for action at such a meeting, proposed to be presented at the meeting and signed by at least two directors.  Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting.  Notice of such meeting stating the time and place thereof shall be given (a) by deposit of the notice in the United States mail, first class, postage prepaid, at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose, or (b) by delivery of the notice similarly addressed for dispatch by telegraph, cable or radio or by delivery of the notice by telephone or in person, in each case at least 24 hours before the time fixed for the meeting.

 SECTION 2.8.            CHAIRMAN OF THE BOARD: PRESIDING OFFICER AND SECRETARY AT MEETINGS.  The Board of Directors may elect one of its members to serve at its pleasure as Chairman of the Board.  Each meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the President, if a director, or if neither is present by such member of the Board of Directors as shall be chosen at the meeting.  The Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

 SECTION 2.9.            QUORUM.  A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but in the absence of a quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present.  Except as otherwise required by the Certificate of Incorporation or the By-Laws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

 SECTION 2.10.            MEETING BY TELEPHONE.  Members of the Board of Directors or of any committee thereof may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

 SECTION 2.11.            ACTION WITHOUT MEETING.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

 SECTION 2.12.            EXECUTIVE AND OTHER COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors as the Board of Directors may from time to time determine.  Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that may require it but no such committee shall have such power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and unless the resolution shall expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Each such committee other than the Executive Committee shall have such name as may be determined from time to time by the Board of Directors.

 SECTION 2.13.            COMPENSATION.  Any individual who serves as a director shall be entitled to receive such salary and other compensation (including stock options pursuant to a stock option plan approved by the stockholders of the Corporation or otherwise) for his or her services as a director or as a member of any committee of the Board of Directors as may, from time to time, be determined by the Board of Directors (or any duly delegated committee thereof), without any separate consent or approval by the stockholders of the Corporation.

ARTICLE III

OFFICERS

 SECTION 3.1.            ELECTION; QUALIFICATION.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be selected by the Board of Directors.  The Board of Directors may elect a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as it may from time to time determine.  Two or more offices may be held by the same person.

 SECTION 3.2.            TERM OF OFFICE.  Each officer shall hold office from the time of his election and qualification to the time at which his successor is elected and qualified, unless he shall die or resign or shall be removed pursuant to Section 3.4 at any time sooner.

 SECTION 3.3.            RESIGNATION.  Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

 SECTION 3.4.            REMOVAL.  Any officer may be removed at any time, with or without cause, by the vote of two directors if there are three directors or less, or the vote of a majority of the whole Board of Directors if there are more than three directors.

 SECTION 3.5.            VACANCIES.  Any vacancy however caused in any office of the Corporation may be filled by the Board of Directors.

 SECTION 3.6.            COMPENSATION.  The compensation of each officer shall be such as the Board of Directors may from time to time determine.

 SECTION 3.7.            CHAIRMAN OF THE BOARD.  The Chairman of the Board shall be the co-chief executive officer of the Corporation and the chairman of all meetings of the Board of Directors.  He shall keep in close touch with the administration of the affairs of the Corporation and supervise its general policies.  He shall see that the acts of the executive officers conform to the policies of the Corporation as determined by the Board and shall perform such other duties as may from time to time be designated to him by the Board.

 SECTION 3.8.            PRESIDENT.  The President shall be the co-chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject however to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.

 SECTION 3.9.            VICE PRESIDENT.  Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe.  During the absence of the president or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

 SECTION 3.10.            SECRETARY.  The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors.  He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

 SECTION 3.11.            OTHER OFFICERS.  Each other officer of the Corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors and the Executive Committee, if any.

ARTICLE IV

CAPITAL STOCK

 SECTION 4.1.            STOCK CERTIFICATES.  The Corporation’s stock may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware, and shall be entered in the books and records of the Corporation and registered as they are issued.  Any certificates representing shares of stock shall be in such form as the Board of Directors prescribes, and shall certify the number and class of shares of the Corporation owned by the stockholder.  Each certificate shall be signed by or in the name of the Corporation by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.  Any of or all the signatures appearing on such certificate or certificates may be a facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

 SECTION 4.2.            TRANSFER OF STOCK.  Shares of stock shall be transferable on the books of the Corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe.

 SECTION 4.3.            HOLDERS OF RECORD.  Prior to due presentment for registration of transfer the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

 SECTION 4.4.            LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  The Corporation shall issue a new certificate of stock to replace a certificate theretofore issued by it alleged to have been lost, destroyed or wrongfully taken, if the owner or his legal representative (i) requests replacement, before the Corporation has notice that the stock certificate has been acquired by a bona fide purchaser; (ii) files with the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such stock certificate or the issuance of any such new stock certificate; and (iii) satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

ARTICLE V

MISCELLANEOUS

 SECTION 5.1.            INDEMNITY.  (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)           To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprise at the request of the Corporation, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) and (b) of this Section, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors, or (3) by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

(f)           The indemnification and advancement of expenses provided by or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g)           The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(h)           The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(i)           For the purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j)           This Section 5.1 shall be construed to give the Corporation the broadest power permissible by the Delaware General Corporation Law, as it now stands and as heretofore amended.

 SECTION 5.2.            WAIVER OF NOTICE.  Whenever notice is required by the Certificate of Incorporation, the By-Laws or any provision of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time required for such notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

 SECTION 5.3.            FISCAL YEAR.  The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

 SECTION 5.4.            CORPORATE SEAL.  The corporate seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VI

AMENDMENT OF BY-LAWS

 SECTION 6.1.            AMENDMENT.  The By-Laws may be altered, amended or repealed by the stockholders or by the Board of Directors by a majority vote.